Exhibit 10.14.1

AMENDMENT NO. 1 TO

VARIABLE FUNDING LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO VARIABLE FUNDING LOAN AGREEMENT, dated as of November 28, 2005 (this “Amendment”), is entered into by and among THREE PILLARS FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), MID-STATE TRUST XIV, a Delaware statutory trust, as borrower (the “Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as custodian and collateral agent (the “Collateral Agent”) and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrative trustee (in such capacities, the “Agent” and “Administrative Trustee”), and SUNTRUST BANK, as a bank investor (in such capacity, a “Bank Investor”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the Lender, the Borrower, the Collateral Agent, the Agent, the Administrative Trustee and the Bank Investor have entered into that certain Variable Funding Loan Agreement, dated as of February 4, 2005 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Agreement”);

WHEREAS, the Lender, the Borrower, the Collateral Agent, the Agent, the Administrative Trustee and the Bank Investor desire to amend the Agreement in certain respects as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Amendments.  The Agreement is hereby amended as follows:

(a)           The definition of “Eligible Account” in Annex A to the Agreement is hereby amended as follows:

(i)            by deleting clause (u) in its entirety and substituting in lieu thereof the following new clause (u):

“(u)         which the aggregate Principal Balance for Jumbo Accounts does not represent greater than 15% of the Borrowing Base;”

(ii)           by deleting clause (y) in its entirety and substituting in lieu thereof the following new clause (y):

“(y)         with respect to which the related Mortgaged Property is located in the United States; provided, however, that (i) the aggregate Principal Balance related to Mortgaged Properties in any one of the following States (the “Specified States”):  Mississippi, Alabama, South Carolina, Louisiana, Georgia, North Carolina, Tennessee, Arkansas, Oklahoma, Virginia, Kentucky, West Virginia, Indiana, Ohio, New Mexico, Illinois and Michigan, may not exceed 20% of the aggregate Principal Balance of all Eligible Accounts, (ii) the aggregate Principal

Balance related to Mortgaged Properties in the State of California or the State of Florida may not exceed 30% of the aggregate Principal Balance of all Eligible Accounts, (iii) the aggregate Principal Balance related to Mortgaged Properties in the State of Texas may not exceed 50% of the aggregate Principal Balance of all Eligible Accounts, (iv) the aggregate Principal Balance related to Mortgaged Properties in any State other than any Specified State, the State of California, the State of Florida or the State of Texas may not exceed 10% of the aggregate Principal Balance of all Eligible Accounts, (v) the aggregate Principal Balance related to Mortgaged Properties located in any single zip code may not exceed 6% of the aggregate Principal Balance of all Eligible Accounts and (vi) the aggregate Principal Balance related to Mortgaged Properties with a zip code characterized as unknown by the Master Servicer and/or Subservicer may not exceed 15% of the aggregate Principal Balance of all Eligible Accounts;”

(iii)          by deleting clause (bb) in its entirety and substituting in lieu thereof the following new clause (bb):

“(bb)       with respect to any Account originated (or in the case of Walter Mortgage Company, originated or purchased) by an Eligible Originator, such Account was originated (or in the case of Walter Mortgage Company, originated or purchased) in accordance with the Credit Policy;”

(iv)          by deleting clause (hh) in its entirety and substituting in lieu thereof the following new clause (hh):

“(hh)       which is a Full Documentation Account; provided, however, if such Account is a Low Documentation Account, the Principal Balance thereof, together with the Principal Balance of all other such Accounts, may not represent greater than 20% of the Borrowing Base;”

(v)           by deleting clause (kk) in its entirety and substituting in lieu thereof the following new clause (kk):

“(kk)       with respect to which, if such Account is an Adjustable Rate Account, then (i) the related Account Note evidences an Account having fully amortizing monthly payments with no negative amortization, (ii) such Account shall provide (A) for periodic rate adjustments (caps) of no less than 1.0% and (B) the margin over the applicable index shall not be subject to any decrease and (C) for a lifetime interest rate cap of no less than 6.0% higher than the initial interest rate, (iii) such Account was not a Resale Account at the time such loan was acquired or originated by WMC and (iv) the Principal Balance thereof together with the aggregate Principal Balance of all other Adjustable Rate Accounts may not exceed 30% of the Borrowing Base;”

(vi)          by deleting clause (mm) in its entirety and substituting in lieu thereof the following new clause (mm):

“(mm) which the aggregate Principal Balance of all Ninety Percent Or More Complete Accounts does not represent less than 90% of the aggregate Principal Balance of all Eligible Accounts;”

(vii)         by deleting the word “and” at the end of clause (oo), deleting the period at the end of clause (pp) and replacing it with a semicolon and by inserting the following new clauses (qq) and (rr):

“(qq)       with respect to which, if such Account is a Manufactured Home Account, the amount thereof, together with the amount of all other Manufactured Home Accounts, would not represent greater than 5% of the Borrowing Base; and

(rr) with respect to which, if such Account is an Account with respect to which the related Mortgaged Property is a two- to four-family dwelling, an individual condominium unit in a condominium project or an individual unit in a townhouse the amount thereof, together with the amount of all other such Accounts, would not represent than 5% of the Borrowing Base;

provided, however that the provisions of clauses (y)(i) - (vi), (kk) and (hh) of this definition shall not be applicable at any time that the aggregate amount of Loans outstanding is less than or equal to $75,000,000. “

(b)           Annex A to the Agreement is hereby amended by inserting the following definitions in alphabetical order:

“Full Documentation Account” means any Account with respect to which the related mortgage file includes at a minimum an application completed and fully executed and verification of employment and which shall include, as applicable, either a verification of assets or a verification of mortgage and/or rent payments.

“Jumbo Account” means any Account the amount of which exceeds the size limit set for purchase or securitization by the Federal National Mortgage Association.

“Low Documentation Account” means, any Account with respect to which the related mortgage file does not include each item listed in the definition of Full Documentation Account.

“Manufactured Home” means a single family residential unit that is constructed in a factory in sections and that is intended to be so constructed in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on June 15, 1976, by the Department of Housing and Urban Development (“HUD Code”), as amended in 2000, which preempts state and local building codes. The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof.

“Manufactured Home Account” means, any Account with respect to which the related Mortgaged Property is a Manufactured Home.

(c)           Annex A to the Agreement is hereby amended by deleting the definition of “Ninety Percent Complete Account” in its entirety and substituting in lieu thereof the following new definition:

“Ninety Percent Or More Complete Account” means an Account with respect to which the related Mortgaged Property includes a home that has a completed interior except for interior paint, floor covering and utility hook-up.

(d)           Annex A to the Agreement is hereby amended by deleting the definition of “Scheduled Termination Date” in its entirety and substituting in lieu thereof the following new definition:

“Scheduled Termination Date” means November 27, 2006, or such later date to which the Scheduled Termination Date may be extended by the Agent, the Borrower and some or all of the Bank Investors, each in its sole discretion, pursuant to Section 2.15 of the Loan Agreement.

SECTION 2.           Effectiveness and Effect.

This Amendment shall become effective as of the date (the “Effective Date”) that each of the following conditions precedent shall have been satisfied:

(a)           (i) This Amendment and (ii) Amendment No. 1 to the Liquidity Asset Purchase Agreement, dated as of the date hereof, shall have been executed and delivered by a duly authorized officer of each party thereto.

(b)           The Borrower shall each be in compliance with each of its covenants set forth herein and each of the Operative Documents to which it is a party.

(c)           No event has occurred which constitutes a Facility Termination Event or a Potential Facility Termination Event and the Facility Termination Date shall not have occurred.

SECTION 3.                                Reference to and Effect on the Agreement and the Related Documents.

(a)           Upon the effectiveness of this Amendment, (i) the Borrower hereby reaffirms all representations and warranties made by it in Article III of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been restated as of the effective date of this Amendment, (ii) the Borrower hereby represents and warrants that no Facility Termination Event or Potential Facility Termination Event shall have occurred and be continuing and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

(b)           The Borrower hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Operative Documents, the Borrower shall pay the reasonable legal fees and out-of pocket expenses of each of the Collateral Agent’s and the Administrative Trustee’s

counsel, and all audit fees and due diligence costs incurred by the Administrative Trustee in connection with the consummation of this Amendment.

SECTION 4.           Governing Law.

THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.           Severability.

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.           Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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